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                                                              Exhibit 5.1
                         [LATHAM & WATKINS LETTERHEAD]

                               November 8, 1996




Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT 84104


                 Re:      Smith's Food & Drug Centers, Inc.
                          Registration Statement on Form S-3
Ladies and Gentlemen:

                 In connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 28, 1996 (as amended or supplemented, the "Registration Statement") by Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), with respect to the offer and sale of up to 3,226,830 shares of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), by certain selling stockholders from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms used herein without definition have the meanings given to them in the Registration Statement.

                 In our capacity as counsel to you in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Class B Common Stock, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our

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Smith's Food & Drug Centers, Inc.
November 8, 1996
Page 2


satisfaction of such documents, corporate records and instruments, as we have determined necessary or appropriate for purposes of rendering this opinion.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

                 We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the United States or Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. The opinions contained herein are as of the date hereof.

                 Based upon the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the shares of Class B Common Stock are validly issued, fully paid and non-assessable.

                 We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                                            Very truly yours,

                                                            LATHAM & WATKINS